Exhibit 10.13

AGREEMENT TO RENEW LEASE MADE THIS 15"' DAY OF DECEMBER, 2021; BElWEEN: BENNETT FINANCIAL CORP, (hereinafter called "the Landlord") -and- FLEX LEASING POWER ANO SERVICE ULC (hereinafter called "the Tenant") WHEREAS by a written lease agreement dated the 1•1 day of December, 2015 (the "Lease•), the Landlord leased to the Tenant the premises legally described as follows: CONDOMINIUM PLAN 1320815 UNIT2 AND 5000 UNDIVIDED ONE TEN THOUSANTH SHARES IN THE COMMON PROPERTY EXCEPTING THEREOUT ALL MINES AND MINERALS ANO WHEREAS the Term (as described in the Lease) of the Lease was renewed for a further year by a renewal agreement dated December 14, 2018 (the *First Renewal Agreement"); ANO WHEREAS the Term was subsequently renewed for a further year by a renewal agreement dated October 1st, 2019 (the "Second Renewal Agreemenr); AND WHEREAS the Tenn was subsequently renewed for a further year by a renewal agreement dated July 1, 2020 (the "Third Renewal Agreement"); AND WHEREAS the Landlord and the Tenant have agreed to renew the Lease for an additional term of 5 years subject to the terms herein; NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which Is hereby acknowledged by the parties, the parties hereto agree as follows: 1. The Landlord has agreed with the Tenant to renew the Lease for a period of five (5) years to commence on the 1"1 day of January, 2022 and end on the 31st day of December, 2026 (the -Fourth Renewal Term•). 2. The Annual Basic Rent described In 1.1(g) of the Lease shall be $133,650.00 + GST ($16.50/sq ft+ GST) for the Fourth Renewal Term. 3. The Landlord and the Tenant agree that section 3.1 (a) of the Lease shall be amended to read as follows:

Page2 (a) Beginning on January 1, 2022, Annual Basic Rent for each Lease Year, payable In advance in equal consecutive monthly Instalments of $11,137.50 plus GST on the first day of each month In each year of the Fourth Renewal Term: 4. The Property Taxes shall be Invoiced by the Landlord and paid by the Tenant annually notwithstanding that Section 3.2 of the Lease requires payment of Property Taxes as a monthly installment. 5. The Landlord will add the following Improvements to the Building within the first year of the Fourth Renewal Term: (a) a 10 ton overhead crane; (b) 3 phase power 6. The Tenant and Landlord further agree that the Lease for this Fourth Renewal Term shall be on the same terms and conditions as the initial Lease. 7. All other terms and conditions of the Lease will continue in force and effect, except there shall be no right to renew the Lease unless by agreement between the Parties hereto. 8. This Agreement shall be binding upon and enure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties hereto. 9. This Agreement may be signed and accepted In counterpart and delivered by facsimile or portable document format (pdf). IN WITNESS WHEREOF the Parties hereto have executed this agreement effective the day, month and year first above written. FLEX LEASING POWER AND SERVICE ULC Per: ~~ (authorized signatory)